Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. and Subsidiaries (the “Company”) on Form S-8 (Nos. 333-137512, 333-141814, 333-155332, 333-182282, 333-189547, and 333-196834) of our reports listed below, and both reports are included in this Form 10-K/A (Amendment No. 2):

•                  Our report dated March 31, 2017, except for the restatement in Note 2 and its related effects to the Company’s consolidated financial statements, which is as of May 8, 2018, on our audits of the consolidated financial statements and financial schedule as of December 31, 2016, 2015, and 2014 and for each of the years in the three-year period ended December 31, 2016.

•                  Our report dated March 31, 2017, except for the “Additional Material Weaknesses Identified in Re-evaluation” included in Management’s Annual Report on Internal Control Over Financial Reporting (as restated), which is as of May 8, 2018, on our audit of the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion because of material weaknesses).

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
May 8, 2018